UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware		19709
(Address of principal executive offices)		(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 11, 2026, Zymeworks Inc. (the “Company”) announced certain information relating to the Company’s financial condition as of December 31, 2025, including its preliminary and unaudited estimate of cash resources, which consist of cash, cash equivalents and marketable securities, of approximately $270.6 million. The Company also announced that, based on current operating plans and existing cash resources, and assuming full execution of the $125.0 million share repurchase plan and receipt of anticipated regulatory milestone payments of $440.0 million associated with potential regulatory approvals of Ziihera in GEA in the United States, Europe, Japan, and China, the Company believes it is positioned to fund planned operations beyond 2028 (such information, the “Financial Condition Information”). The Financial Condition Information is set forth in a press release issued by the Company on January 11, 2026, including under the section titled “Operational and Cash Runway Guidance”. The preliminary and unaudited estimate of cash resources is based on management’s initial analysis of operations for the quarter and year ended December 31, 2025, and is subject to further internal review and audit by the Company’s external auditors. A copy of this press release is attached hereto as Exhibit 99.1.

The press release attached hereto as Exhibit 99.1 is incorporated herein by reference, except for the Financial Condition Information, including the information set forth under the section titled “Operational and Cash Runway Guidance”, as well as any hyperlinked information, which information is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On January 9, 2026, the board of directors (the “Board”) of the Company, upon recommendation from the nominating and corporate governance committee of the Board appointed Mr. Brian Cherry as a Class II director of the Company effective January 12, 2026, with a term expiring at the Company’s 2026 annual general meeting of stockholders. Mr. Cherry will not be named to any committees of the Board in connection with his appointment.

There are no transactions and no proposed transactions between Mr. Cherry or any member of his immediate family and the Company or its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act, and there is no other arrangement or understanding between Mr. Cherry and any other person or entity pursuant to which Mr. Cherry was appointed as a director of the Company.

Mr. Cherry will participate in the Company’s standard compensation plan for non-employee directors, including initial equity awards consisting of a stock option to purchase 23,000 shares of common stock and 15,400 restricted stock units (“RSUs”), each of which awards will be granted on January 12, 2026. The standard compensation plan for non-employee directors is described in Item 8.01 below, which description is incorporated herein by reference. Mr. Cherry will also enter into the Company’s standard form of indemnification agreement for directors and executive officers (“Indemnification Agreement”), the form of which was filed as Exhibit 10.40 to the Company’s Annual report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2025.

A press release announcing Mr. Cherry’s appointment to the Board is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Termination of Chief Financial Officer

On January 7, 2026, Ms. Leone Patterson was terminated from her positions as Executive Vice President, Chief Business Officer and Chief Financial Officer, including as the Company’s principal financial officer and principal accounting officer, effective as of January 9, 2026. Ms. Patterson will remain an employee of the Company until January 31, 2026. Pursuant to the terms of Ms. Patterson’s employment agreement, because Ms. Patterson’s employment agreement with the Company was terminated without cause, she is eligible to receive certain termination benefits subject to her entry into a separation agreement with the Company. For additional information on Ms. Patterson’s termination benefits, please refer to the summary of Ms. Patterson’s employment agreement under “Executive Compensation—Executive Employment Arrangements and Potential Payments upon Termination or Change in Control—Executive Employment Arrangements” in the Company’s definitive proxy statement on Schedule 14A filed in connection with the Company’s 2025 annual meeting of stockholders, filed with the Securities and Exchange Commission on November 10, 2025, which information is incorporated herein by reference.

Ms. Patterson’s termination from her positions as Executive Vice President, Chief Business Officer and Chief Financial Officer, including her role as principal financial officer and principal accounting officer, as well as her anticipated separation from employment on January 31, 2026 are not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Ms. Patterson’s removal, effective January 9, 2026, the Board appointed Mr. Kenneth Galbraith, the Company’s current Chair of the Board, President and Chief Executive Officer, as the Company’s interim Chief Financial Officer. In connection with this appointment, Mr. Galbraith will continue in his roles as Chair of the Board, President and Chief Executive Officer and assume the duties of the Company’s principal financial officer and principal accounting officer, until his successor is appointed or until his earlier resignation or removal. The Company has initiated a search for a new Chief Financial Officer.

Mr. Galbraith is 63 years old and has served as the Company’s Chief Executive Officer and Chair of the Board since January 2022. In addition, Mr. Galbraith has served as the Company’s President since June 2023 and previously served as the Company’s President from January 2022 to August 2022, and served as our interim Chief Financial Officer from April 2024 to September 2024. Mr. Galbraith was a Managing Director at Five Corners Capital, Inc., which he founded in 2013, from February 2021 until January 2022. He served as Executive in Residence at Syncona Investment Management Limited (“SIML”, a subsidiary of Syncona Limited, a company that builds a portfolio of life sciences businesses), from April 2021 until January 2022. He has served as an advisor to SIML since May 2023 and as a director of SIML since November 2024, including as Chair since February 2025. He served as Chief Executive Officer of Liminal BioSciences Inc. (formerly Prometic Life Sciences Inc.), a publicly held company, from April 2019 to November 2020, continuing as an advisor to that company from November 2020 to February 2021. He also served as Chief Executive Officer of Fairhaven Pharmaceuticals Inc. from June 2017 to April 2019. Mr. Galbraith has served as a director of several publicly held companies, including MacroGenics, Inc. from July 2008 until January 2022, Profound Medical Corp. from January 2017 to May 2023, and Celator Pharmaceuticals, Inc. from July 2008 to October 2013. He has also served as a director of several privately held companies. Previously, he joined Ventures West Capital in 2007 and founded Five Corners Capital Inc. in 2013 to manage the continued operations of the Ventures West Investment Funds. Mr. Galbraith has over 35 years of experience serving as an executive, director, investor and adviser to companies in the biotechnology, medical device, pharmaceutical and healthcare sectors. Mr. Galbraith received his B.Comm. from the University of British Columbia.

The compensatory and other material terms of Mr. Galbraith’s employment with the Company will remain unchanged in connection with the foregoing. For information regarding Mr. Galbraith’s existing compensation arrangements, please refer to the information contained in the section titled “Executive Compensation—Executive Employment Arrangements and Potential Payments upon Termination or Change in Control—Executive Employment Arrangements” in the Company’s definitive proxy statement on Schedule 14A filed in connection with the Company’s 2025 annual meeting of stockholders, filed with the Securities and Exchange Commission on November 10, 2025, which information is incorporated herein by reference.

There are no arrangements or understandings between Mr. Galbraith and any other persons pursuant to which he was appointed interim Chief Financial Officer of the Company. There are also no family relationships between Mr. Galbraith and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Operating Officer

On January 6, 2026, the Company appointed Mr. Mark Hollywood, age 56, the Company’s current Executive Vice President and Head of Technical and Manufacturing Operations, as Executive Vice President and Chief Operating Officer of the Company, effective January 9, 2026.

Mr. Hollywood joined Zymeworks in March 2019 as Senior Vice President, Technical and Manufacturing Operations, and was promoted to Executive Vice President and Head of Technical and Manufacturing Operations in January 2023. Mr. Hollywood has over 25 years of experience in the biopharmaceutical industry, most recently as Vice President and Head of ZymoGenetics (a Bristol-Myers Squibb company), where he oversaw biologics development, manufacturing, quality, and supply chain operations. He joined ZymoGenetics in 2010 and led technical operations for a portfolio of clinical and commercial products, and was responsible for building and managing a multi-host drug substance manufacturing facility. Mr. Hollywood has a wealth of experience in operations management, having held positions of increasing responsibility in process science, manufacturing, quality, and regulatory compliance at organizations including Amgen, Dendreon and Centeon (a Rhone-Poulenc Rorer and Hoescht company). Mr. Hollywood has a Bachelor of Science degree in Biological Sciences from Western Illinois University.

There are no arrangements or understandings between Mr. Hollywood and any other persons pursuant to which he was appointed Chief Operating Officer. There are also no family relationships between Mr. Hollywood and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Hollywood’s appointment as Chief Operating Officer, his annual base salary was increased from $475,000 to $525,000, with retroactive effectiveness as of January 1, 2026, is eligible for a discretionary bonus of up to 45% of his base salary. Mr. Hollywood was also granted an equity award consisting of (i) 70,000 options to purchase common stock that will vest 25% on the one-year anniversary of the grant date, with 1/36th of the remaining shares vesting on each monthly anniversary thereafter, (ii) 47,000 RSUs vesting as to 25% of the underlying shares on each anniversary of the grant date, and (iii) 33,000 performance stock units (at target) vesting in accordance with certain performance and service-based vesting terms and conditions.

Mr. Hollywood previously entered into an employment agreement with the Company’s subsidiary Zymeworks Biopharmaceuticals Inc., effective March 25, 2019 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Hollywood is entitled to the following compensation and benefits, as such terms have been modified as described in the preceding paragraph:

•

an annual base salary, currently $525,000, with eligibility to earn an annual discretionary bonus, currently of up to 45% of his annual base salary, based upon the achievement of certain Company goals determined by the Board of Directors pursuant to the Company’s Executive Incentive Compensation Plan;

•

eligibility to participate in our employee benefit plans, policies and arrangements, as well as reimbursement for certain fees and costs related to membership in certain professional associations and professional development;

•

if we terminate Mr. Hollywood’s employment without cause, then Mr. Hollywood will be eligible to receive (a) twelve months of notice or the equivalent of twelve months of base salary and benefits continuation as of the date notice is given, or any combination thereof that totals twelve months of combined notice and base salary plus (b) an additional one month of notice or the equivalent of one month of base salary and benefits continuation as of the date notice is given, or any combination thereof, for each completed year of service beginning with the fourth year of service, up to a total maximum of eighteen months. Such payments will be subject to Mr. Hollywood entering into a valid separation and release agreement with the Company; and

•

if Mr. Hollywood’s employment is terminated by us without cause on or within twelve months following a change of control (as defined in the Employment Agreement), Mr. Hollywood will be eligible to receive as severance (x) eighteen months base salary and benefits continuation as at the termination date, and (z) full vesting acceleration of all unvested and outstanding stock options or other equity grants as of the date of termination. Such payments will be subject to Mr. Hollywood entering into a valid separation and release agreement with the Company.

Mr. Hollywood is a party to an Indemnification Agreement with the Company. Except as described above, the compensatory and other material terms of Mr. Hollywood’s employment will remain unchanged in connection with his appointment as Executive Vice President and Chief Operating Officer.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 8.01	Other Events

Non-Employee Director Compensation Policy

The Board maintains a compensation policy for its non-employee directors providing for cash and equity compensation, the terms of which policy are periodically evaluated and revised based upon advice from the independent compensation consultant to the Board’s compensation committee (the “Compensation Committee”). On January 9, 2026, upon advice from the independent compensation consultant and recommendation from the Compensation Committee, the Board approved an amended and restated non-employee director compensation policy (as amended, the “Amended and Restated Director Compensation Policy”), providing for revised cash and equity compensation to non-employee directors, effective as of January 1, 2026, which changes adjust the Board’s compensation program based in part upon the non-employee director compensation practices of the Company’s peer group. The key revisions effected by the Amended and Restated Director Compensation Policy include the following:

•

Beginning January 1, 2026, the annual cash retainer fee for service on the Board increased from $40,000 to $45,000 and the additional annual cash retainer fee for service as Lead Independent Director increased from $25,000 to $30,000.

•

The initial equity award for any new non-employee directors, to be granted on or about the time of the director joining the Board, was changed from an option to purchase 62,000 shares of Company common stock to equity awards consisting of an option to purchase 23,000 shares of common stock and 15,400 RSUs. 1/36th of the shares subject to the option will vest on each monthly anniversary of the grant date, subject to the non-employee director’s continued service, and the RSUs will vest as to 1/3 of the underlying shares on each annual anniversary of the grant date, subject to the non-employee director’s continued service.

•

The annual equity grant to continuing non-employee directors, was changed from an option to purchase 31,000 shares of Company common stock to equity awards consisting of an option to purchase 11,500 shares of common stock and 7,700 RSUs. The options and RSUs each vest as to 100% of the shares subject to the option or the RSUs, as applicable, on the one-year anniversary of the grant date, subject to the non-employee director’s continued service through such date.

As a result of the foregoing amendments, the Amended and Restated Director Compensation Policy provides for the following cash and equity compensation to the Company’s non-employee directors:

Cash Compensation

Effective January 1, 2026
Amount ($)
Board of Directors:
Member	45,000
Lead Independent Director	75,000
Audit Committee:
Member	10,000
Chair	20,000
Compensation Committee:
Member	7,500
Chair	15,000
Nominating and Corporate Governance Committee:
Member	5,000
Chair	10,000

Equity Compensation:

On or about the time a new non-employee director joins the Board, he or she will be granted an initial equity award consisting of (A) an option grant to purchase 23,000 shares of common stock, with a vesting schedule of 1/36th of the total shares of common stock underlying such option vesting on each monthly anniversary of the grant date, subject to the non-employee director’s continued service through the applicable vesting date, and (B) a grant of 15,400 RSUs with a vesting schedule of 1/3 of the RSUs vesting on each annual anniversary of the grant date, subject to the non-employee director’s continued service through the applicable vesting date.

In addition, non-employee directors will be granted an annual equity grant consisting of (A) an option grant to purchase 11,500 shares of common stock, with a vesting schedule of 100% of the total shares of common stock underlying such option vesting on the one-year anniversary of the grant date, subject to the non-employee director’s continued service through the applicable vesting date; and (B) a grant of 7,700 RSUs with a vesting schedule of 100% of the RSUs vesting on the one-year anniversary of the grant date, subject to the non-employee director’s continued service through the applicable vesting date.

The post-termination exercise period for vested options held by departing directors remains three years following the director’s cessation of service (or, if earlier, upon the expiration of the option).

Retirement of Chief Medical Officer

On January 12, 2026, the Company announced the retirement of Dr. Jeffrey Smith, the Company’s Executive Vice President and Chief Medical Officer. Dr. Smith’s last day will be January 31, 2026, after such time, Dr. Smith will continue to provide services as an adviser for a transitional time period. On January 6, 2026, the Company appointed Dr. Sabeen Mekan as Senior Vice President and Chief Medical Officer, effective February 1, 2026.

Corporate Update

On January 11, 2026, the Company issued a press release announcing a corporate update on its strategic priorities and other matters. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference, except for the Financial Condition Information, including the information set forth under the section titled “Operational and Cash Runway Guidance”, as well as any hyperlinked information, which information is furnished as described under Item 2.02 above.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, projections, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the Company’s preliminary and unaudited estimate of cash resources, which consist of cash, cash equivalents and marketable securities, and the Company’s anticipated funding of its current operations and related expected timelines. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date. Furthermore, the Company is in the process of finalizing its financial results for the fourth quarter and fiscal year ended December 31, 2025, and therefore the Company’s finalized and audited results and final analysis of those results are not yet available. The preliminary expectations regarding year-end cash, cash equivalents, and marketable securities are the responsibility of management, are subject to management’s review and actual results could differ from management’s expectations. The actual results are also subject to audit by the Company’s independent registered public accounting firm and no assurance is given by the Company’s independent registered public accounting firm on such preliminary expectations. You should not draw any conclusions as to any other financial results as of and for the year ended December 31, 2025, based on the foregoing estimates.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 11, 2026.

99.2	Press Release, dated January 12, 2026.

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: January 12, 2026	By:	/s/ Kenneth Galbraith
	Name: Title:	Kenneth Galbraith Chair of the Board of Directors, President, Chief Executive Officer and interim Chief Financial Officer